CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of PIMCO Funds of our reports dated May 23, 2019, relating to the financial statements and financial highlights for the funds or portfolios constituting PIMCO Funds listed in Appendix A (the “Funds”), which appear in the Funds’ Annual Reports on Form N-CSR for the year ended March 31, 2019. We also consent to the references to us on the cover page of the Statement of Additional Information and under the headings “Financial Statements”, “Independent Registered Public Accounting Firm” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri

January 14, 2020

Appendix A

PIMCO Funds

1.	PIMCO ABS and Short-Term Investments Portfolio
2.	PIMCO All Asset All Authority Fund
3.	PIMCO All Asset Fund
4.	PIMCO California Intermediate Municipal Bond Fund
5.	PIMCO California Municipal Bond Fund
6.	PIMCO California Short Duration Municipal Income Fund
7.	PIMCO CommoditiesPLUS® Strategy Fund
8.	PIMCO CommodityRealReturn Strategy Fund®
9.	PIMCO Credit Opportunities Bond Fund
10.	PIMCO Diversified Income Fund
11.	PIMCO Dynamic Bond Fund
12.	PIMCO EM Bond and Short-Term Investments Portfolio
13.	PIMCO Emerging Markets Bond Fund
14.	PIMCO Emerging Markets Corporate Bond Fund
15.	PIMCO Emerging Markets Currency and Short-Term Investments Fund
16.	PIMCO Emerging Markets Full Spectrum Bond Fund
17.	PIMCO Emerging Markets Local Currency and Bond Fund
18.	PIMCO Extended Duration Fund
19.	PIMCO Global Advantage® Strategy Bond Fund
20.	PIMCO Global Bond Opportunities Fund (U.S. Dollar-Hedged)
21.	PIMCO Global Bond Opportunities Fund (Unhedged)
22.	PIMCO Global Core Asset Allocation Fund
23.	PIMCO GNMA and Government Securities Fund
24.	PIMCO Government Money Market Fund
25.	PIMCO Gurtin California Municipal Intermediate Value Fund
26.	PIMCO Gurtin California Municipal Opportunistic Value Fund
27.	PIMCO Gurtin National Municipal Intermediate Value Fund
28.	PIMCO Gurtin National Municipal Opportunistic Value Fund
29.	PIMCO High Yield and Short-Term Investments Portfolio
30.	PIMCO High Yield Fund
31.	PIMCO High Yield Municipal Bond Fund
32.	PIMCO High Yield Spectrum Fund
33.	PIMCO Income Fund
34.	PIMCO Inflation Response Multi-Asset Fund
35.	PIMCO International Bond Fund (U.S. Dollar-Hedged)
36.	PIMCO International Bond Fund (Unhedged)
37.	PIMCO International Portfolio
38.	PIMCO Investment Grade Credit Bond Fund
39.	PIMCO Investment Grade Credit Bond Portfolio
40.	PIMCO Long Duration Credit Bond Portfolio
41.	PIMCO Long Duration Total Return Fund
42.	PIMCO Long-Term Credit Bond Fund
43.	PIMCO Long-Term Real Return Fund
44.	PIMCO Long-Term U.S. Government Fund
45.	PIMCO Low Duration ESG Fund
46.	PIMCO Low Duration Fund
47.	PIMCO Low Duration Fund II
48.	PIMCO Low Duration Income Fund
49.	PIMCO Low Duration Portfolio
50.	PIMCO Moderate Duration Fund
51.	PIMCO Moderate Duration Portfolio
52.	PIMCO Mortgage and Short-Term Investments Portfolio

53.	PIMCO Mortgage Opportunities and Bond Fund
54.	PIMCO Mortgage-Backed Securities Fund
55.	PIMCO Multi-Strategy Alternative Fund
56.	PIMCO Municipal Bond Fund
57.	PIMCO Municipal Portfolio
58.	PIMCO National Intermediate Municipal Bond Fund
59.	PIMCO New York Municipal Bond Fund
60.	PIMCO Preferred and Capital Securities Fund
61.	PIMCO RAE Fundamental Advantage PLUS Fund
62.	PIMCO RAE Low Volatility PLUS EMG Fund
63.	PIMCO RAE Low Volatility PLUS Fund
64.	PIMCO RAE Low Volatility PLUS International Fund
65.	PIMCO RAE PLUS EMG Fund
66.	PIMCO RAE PLUS Fund
67.	PIMCO RAE PLUS International Fund
68.	PIMCO RAE PLUS Small Fund
69.	PIMCO RAE Worldwide Long/Short PLUS Fund
70.	PIMCO Real Return Fund
71.	PIMCO Real Return Portfolio
72.	PIMCO RealEstateRealReturn Strategy Fund
73.	PIMCO Senior Floating Rate Fund
74.	PIMCO Short Asset Investment Fund
75.	PIMCO Short Asset Portfolio
76.	PIMCO Short Duration Municipal Income Fund
77.	PIMCO Short-Term Floating NAV Portfolio II
78.	PIMCO Short-Term Floating NAV Portfolio III
79.	PIMCO Short-Term Fund
80.	PIMCO Short-Term Portfolio
81.	PIMCO StocksPLUS® Absolute Return Fund
82.	PIMCO StocksPLUS® Fund
83.	PIMCO StocksPLUS® International Fund (U.S. Dollar-Hedged)
84.	PIMCO StocksPLUS® International Fund (Unhedged)
85.	PIMCO StocksPLUS® Long Duration Fund
86.	PIMCO StocksPLUS® Short Fund
87.	PIMCO StocksPLUS® Small Fund
88.	PIMCO Strategic Bond Fund
89.	PIMCO Total Return ESG Fund
90.	PIMCO Total Return Fund
91.	PIMCO Total Return Fund II
92.	PIMCO Total Return Fund IV
93.	PIMCO TRENDS Managed Futures Strategy Fund
94.	PIMCO U.S. Government and Short-Term Investments Portfolio

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